Exhibit 99.3
FOR IMMEDIATE RELEASE
US BioEnergy Announces Governance Initiatives
James Dauwalter appointed non-executive chairman;
Majority of directors independent
ST. PAUL, Minn., (November 6, 2007) — US BioEnergy Corporation (NASDAQ: USBE), a leading ethanol producer in the United States, announced today actions designed to enhance the independence of the company’s board of directors.
James E. Dauwalter has been elected non-executive chairman of the board of directors. Gordon W. Ommen will continue as the company’s CEO and president. “We believe these actions will allow Gordon to focus all of his time and attention on completing our plants under construction, improving our operations and evaluating strategic opportunities while providing independent leadership at the board level,” said Dauwalter.
Dauwalter has served as a director on the company’s board since 2006. In addition, he currently serves as chairman of Entegris, Inc.’s board. He previously held positions of CEO and COO of Entegris.
The company also reported that Clifford F. Mesner has resigned from the board of directors, effective December 1, 2007. Under the rules of the NASDAQ Global Market, the company had a transition period following its initial public offering in December 2006 to comply with NASDAQ’s requirement that a majority of the board of directors qualify as independent directors. With Mesner’s resignation, a majority of the company’s board of directors will be independent.
“We appreciate Cliff’s commitment and the outstanding guidance he shared with US Bio,” Ommen commented. “He’s an accomplished attorney and his passion for the community of Central City and its economic development was instrumental in getting US Bio Platte Valley off the ground. That same passion served us well as we reached out to other rural communities in an effort to reduce our country’s dependence on foreign oil and bring economic prosperity to the heartland.”
“These transitions represent important steps in the company’s evolution from a closely-held start up to one of the country’s leading publicly traded ethanol producers,” said Ommen. “A highly focused management team and strong independent board are critical components to our future success as we navigate the more challenging conditions facing our industry today.”
Forward-looking Statements
Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although US BioEnergy Corporation believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our filings the Securities and Exchange Commission, including Annual Report on Form 10-K for the year ended December 31, 2006, for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.
About US BioEnergy Corporation
US BioEnergy Corporation is a producer and marketer of ethanol and distillers grains. The company currently owns and operates four ethanol plants and has four additional ethanol plants under construction. Upon completion of these initiatives, US BioEnergy will own and operate eight plants with combined expected ethanol production capacity of 750 million gallons per year.

Investor Contact:	Media Contacts:
Investor Relations	JD Bergquist	James McCusker
US BioEnergy Corporation	US BioEnergy Corporation	Integrated Corporate Relations
651-554-5491	651-554-5490	203-682-8200
investor@usbioenergy.net	media@usbioenergy.net	jmccusker@icrinc.com

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